UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 9.01 Financial Statements and Exhibits

Signatures

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual meeting of shareholders of Midwest Holding, Inc. (the “Company”), and the shareholders’ approval and adoption of the Midwest Holding Inc. 2019 Long-Term Incentive Plan (the “Plan”).

The Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on June 11, 2019, at which the Company’s shareholders voted on the proposals indicated below. Record holders of voting common stock and Series C Preferred Stock (the “Preferred Stock”) at the close of business on April 18, 2019 (the “Record Date”) were entitled to vote at the annual meeting. On the Record Date, there were 22,860,701 shares of voting common stock outstanding and entitled to vote and 1,500,000 shares of Preferred Stock entitled to vote on an “as converted” basis along with the voting common stock. The Preferred Stock was entitled to cast 72,854,474 votes thereby giving it approximately 76.2% of the total 95,715,175 votes eligible to be voted at the annual meeting.

Shareholders owning a total of 75,270,327 shares of voting common stock and Preferred Stock voting on an “as converted basis” voted at the annual meeting, representing approximately 78.6% of the shares outstanding and entitled to vote as of the Record Date. The owner of the Preferred Stock voted 100% of the Preferred Stock outstanding as of the Record Date on an “as converted” basis.

Election of Directors.

The first three proposals were the election of directors of the Company. Holders of the Company’s Voting Common Stock and Preferred Stock elected a slate of nine directors for terms expiring at the 2020 annual meeting of shareholders. The holders of the Company’s voting common stock voted on a slate of three Voting Common Directors. The holder of the Preferred Stock voted on a slate of five Class C Directors. Finally, holders of the Company’s voting common stock and the holder of the Preferred Stock voted on one additional director. The voting results were as follows:

		Number of Votes
		Against and	Broker Non-
	Number of	Authority	Votes /
Nominee	Votes For	Withheld	Abstain
Proposal No. 1 – Class C Directors:
Mark A. Oliver	72,854,474	0	0
Scott Morrison	72,854,474	0	0
A. Michael Salem	72,854,474	0	0
Mike Minnich	72,854,474	0	0
Sachin Goel	72,854,474	0	0

Proposal No. 2 – Voting Common Directors
Firman Leung	1,780,247	635,606	0
Jack Theeler	1,799,525	616,328	0
John T. Hompe	1,790,733	625,120	0

Proposal No. 3 – Additional Director:
Dana Stapleton	74,602,217	423,601	244,509

Proposal No. 4 – Approval of the Midwest Holding Inc. 2019 Long-Term Incentive Plan

The fourth proposal was a vote on the approval and adoption of the Plan. The votes on the proposal were:

	Number of Votes	Broker
	Against and	Non-Votes /
Number of	Authority	Abstain
Votes For	Withheld
74,499,306	694,443	76,578

Proposal No. 5 – Advisory Vote on the Compensation of the Company’s Named Executive Officers

The fifth proposal was an advisory vote on executive compensation. The votes on the proposal were:

	Number of	Broker
	Votes Against	Non-
Number of	and Authority	Votes /
Votes For	Withheld	Abstain
74,445,617	736,367	88,343

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits .

The following exhibits are filed herewith:

Exhibit	Description
No.
10.1	Midwest Holding Inc. 2019 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 17, 2019

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: President

EXHIBIT INDEX

Exhibit	Description
No.
10.1	Midwest Holding Inc. 2019 Long-Term Incentive Plan